EXHIBIT 32.1
STATEMENT OF CHIEF EXECUTIVE OFFICER OF
SEACOAST BANKING CORPORATION OF FLORIDA
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the amended Annual Report on Form 10-K/A of Seacoast Banking Corporation of Florida (“Company”) for the period ended December 31, 2009 (“Report”), I, Dennis S. Hudson, III , President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: May 18, 2010
     A signed original of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by § 906 of The Sarbanes-Oxley Act of 2002, has been provided to Seacoast Banking Corporation of Florida and will be retained by Seacoast Banking Corporation of Florida and furnished to the Securities and Exchange Commission or its staff upon request.